UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

<r>Amendment No. 3</r>

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GreenChoice International, Inc.

Nevada	2452	42-1771342
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

527 – 18th Avenue NW

Calgary, AB, T2M-0T6

Telephone: (403) 708-5469

______________________________

Copies to:

James B. Parsons

Parsons/Burnett/Bjordahl, LLP

1850 Skyline Tower

10900 NE 4th Street

Bellevue, WA 98004

(425) 451-8036    Fax: (425) 451-8568

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering          [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.        [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer

[  ]

Accelerated filer

[  ]

Non-accelerated filer

[  ]

Smaller reporting company

[X]

Calculation of Registration Fee

Title of each Class of Securities To be Registered	Amount to be registered	Proposed maximum Offering price per share(1)	Proposed maximum aggregate Offering price	Amount of registration fee
Common	10,000,000	$0.01	$100,000.00	$7.13

(1)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457of the Securities Act.

(2)

Offering price has been arbitrarily determined by the Board of Directors.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Neither the Securities Exchange Commission nor any state securities commissions have approved or disapproved of these securities or passed upon the adequacy of the Prospectus.  Any representation to the contrary is a criminal offense.

.

Prospectus

GREENCHOICE INTERNATIONAL, INC.

Date of Prospectus:  July 1, 2010 (Subject To Completion)

10,000,000 Shares of Common Stock

$0.01 per share

This is a public offering of 10,000,000 shares of Common Stock of GreenChoice International, Inc. (GreenChoice).

Our officer and director will market our common stock and offer and sell the securities on our behalf.  This is a best efforts direct participation offering that will not utilize broker-dealers.  Our officer and director will not receive any compensation for his role in selling shares in the offering.  Our officer and director will only be soliciting investments into the Company from friends, family and those persons with which he has a prior business relationship and that he reasonably believes would have an interest in investing in the Company.  The officer and director will distribute to all interested investors a copy of the Company’s then effective Prospectus.

Completion of this offering is not subject to us raising a minimum offering amount.  The sale of the 10,000,000 shares is intended to be a self-underwritten public offering, with no minimum purchase requirement.  Shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Any funds raised from the offering will be immediately available to us for our immediate use.

<r>This offering will terminate on the later of 180 days from the effective date of this Prospectus, unless extended by the Board of Directors for an additional 90 days, although we may close the offering on any date prior if the offering is fully subscribed or upon the vote of the Board of Directors, or on December 31, 2010, whichever is later.  </r>

There is currently no market for our common stock and we do not know if any active trading market will develop.  We intend to take customary measures to arrange for an application to be made with respect to our common stock to be approved for quotation on the Over-the Counter Bulletin Board (“OTCBB”) upon the effectiveness of the registration statement of which this Prospectus forms a part.  There are no assurances that our common stock will be approved for quotation on the OTCBB or that, if approved, any meaningful market for our common stock will ever develop.

This offering involves a high degree of risk.  Please see Risk Factors starting on page 4 to read about factors you should consider before buying shares of the common stock.

The information in this Prospectus is not complete and may be changed.  The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The Company does not plan to use this offering Prospectus before the effective date.

.

TABLE OF CONTENTS

<r>Item 3.  Summary Information and Risk Factors

3

Risk Factors

4

Item 4.  Use of Proceeds

10

Item 5.  Determination of Offering Price

11

Item 6.  Dilution

11

Item 7. Selling Security Holders

11

Item 8.  Plan of Distribution

12

Item 9.  Description of Securities to be Registered

12

Item 10.  Interests of Named Experts and Counsel

13

Item 11.  Information With Respect to Registrant

14

Description of Business

14

Description of Properties

16

Legal proceedings

16

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

16

Financial Statements

17

Management’s Discussion and Analysis of Financial Condition and Results of Operations

44

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

46

Directors, Executive Officers, Promoters, and Control Persons

46

Executive Compensation

46

Security Ownership of Certain Beneficial Owners and Management

47

Certain Relationships and Related Transactions and Director Independence

47

Item 11A.  Material Changes

48

Item 12.  Incorporation of Certain Information By Reference

48

None

48

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

48</r>

.

Item 3.  Summary Information and Risk Factors

Prospectus Summary

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this Prospectus regarding GreenChoice International, Inc. (the “Company”).  In this Prospectus, unless the context otherwise denotes, references to “we,” “us,” “our,”, “GreenChoice” and “GreenChoice International, Inc.” are to the Company.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our industry’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

General Information about the Company

We were incorporated in the State of Nevada as GreenChoice International, Inc. on February 9, 2010.  Our fiscal year end is the April 30.  We are a start-up stage company still in the development stage.  We are a company without revenues; we have minimal assets and have incurred losses since inception.

GreenChoice intends to market prefabricated log cabin style housing components to the Asian market.  We will do this by establishing relationships with firms in Asia that are already established and successful in the housing construction industry.

<r>Although GreenChoice is a new firm, its Senior Management has experience in all aspects of the single family housing construction and the development industry in Canada.  </r>

Our President has personal friends and business contacts throughout Korea, Taiwan, China, the Philippians and other parts of Asia.  Once the Company’s registration statement becomes effective and the Company begins operations, he intends to visit the area and begin establishing working relations.

As we build out our organization, we intend to incorporate a business development component that will be responsible for researching business development opportunities throughout Asia, Australia, New Zealand and other parts of the world.

In the early stages of development, GreenChoice anticipates there will be an opportunity to earn limited revenues from the sale of consulting services to Asian construction and development companies.  The Company expects it will take between one and two years before it will earn revenues from the sale of prefabricated log structures or building components.

Where You Can Find Us

Our offices are located at:

GreenChoice International, Inc.

527 – 18th Avenue NW

Calgary, AB T2M-0T6

(403) 708-5469

.

The Offering

This Prospectus covers the offering of 10,000,000 shares of GreenChoice common stock.  Shares will be offered at a fixed price of $0.01 per share.  Officers, Directors or significant investors own none of the shares being offered.  Our Officer and Director collectively owns 1,500,000 shares of restricted Common Stock.

This is our initial public offering and no public market currently exists for shares of GreenChoice common stock.  Shares are being offered on a best efforts basis, with no minimum offering amount or minimum purchase requirement, using the efforts of its director and officer.  Subscriptions received under this offering are irrevocable and funds received will be immediately available for use by the Company.  We can offer no assurance that an active trading market will ever develop for our common stock.

Securities Being Offered:	10,000,000 Shares of common stock, $.001 par value.

Fixed Offering Price per Share:	$0.01

Offering Period:

The shares are being offered for a period not to exceed 180 days from the effective date of the Prospectus, unless extended by the Board of Directors for an additional 90 days, or until completion of the offering, or December 31, 2010, whichever is later, unless earlier terminated by the Board of Directors.

Net Proceeds to Our Company:	$100,000.

Use of Proceeds:	Business development

Number of Shares Outstanding Before the Offering:	1,500,000

Number of Shares Outstanding After the Offering:	11,500,000

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this Prospectus, before making an investment decision concerning the common stock.

1.

The Accompanying Financial Statements Have Been Prepared Assuming The Company Will Continue As A Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of its assets and the liquidation of its liabilities in the normal course of business.  However, the Company has generated no revenues, has accumulated a loss during its development stage and currently lacks the capital to pursue its business plan.  This raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

2.

We May Continue To Lose Money, And If We Do Not Achieve Profitability, We May Not Be Able To Continue Our Business

Since our inception, we have generated no revenues from operations, have incurred expenses and losses.  In addition, we expect to continue to incur significant operating expenses.  As a result, we will need to generate significant revenues to achieve profitability, which may not occur.  Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future.  We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant.  Results of operations will depend upon numerous

.

factors.  Some of these factors, such as market acceptance of our products and services, and competition, are beyond our control.

3.

The Company Is Subject To The Risks Inherent In The Creation Of A New Business

The Company is subject to substantially all the risks inherent in the creation of a new business.  The implementation of our business strategy is still in the development stage.  Our business and operations should be considered to be in the development stage and subject to all of the risks inherent in the establishment of an emerging business venture.  Accordingly, our intended business and operations may not prove to be successful in the near future, if at all.  Any future success that we might enjoy will depend upon many factors, several of which may be beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects, and operations and the value of an investment in the Company.

4.

<r>GreenChoice is Considered a Shell Company, And Is Therefore Subject To More Stringent Reporting Requirements. </r>

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets.  Our balance sheet indicates that we have both nominal operations and nominal assets; therefore, we are defined as a shell company.  The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans.  However, the new rules do not prevent us from registering securities pursuant to registration statements.  Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company.  We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction, together with financial information of the private operating company.  In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company.  To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company, although we currently have no plans to seek merger or other business combination.  The SEC adopted a new Rule 144 effective February 15, 2008, which makes re-sales of restricted securities by shareholders of a shell company more difficult.  See discussion under heading "Rule 144" below and the risk factor titled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company.”

5.

We May Be Subject To Government Laws And Regulations Particular To Our Operations With Which We May Be Unable To Comply.

We may not be able to comply with all current and future government regulations which are applicable to our business.  Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen's compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts.  Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities.  Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

6.

Sale and Export of Products to a Foreign Country Has Inherent Operational Risks That May Not Be Adequately Covered by Insurance

We can give no assurance that we will be adequately insured against all risks or that our insurers will pay a particular claim.  Furthermore, in the future we may not be able to obtain adequate insurance coverage at reasonable rates.  We may also be subject to claims by customers involving disputes or situations that are beyond our control.  There is also a possibility of fraudulent claims or other illicit activities involving our transactions.  Any of these potentialities may give rise to a loss to our Company for which we are not insured, or adequately insured for one reason or another.

.

7.

Any Failure To Maintain Adequate General Liability, Commercial And Service Liability Insurance Could Subject Us To Significant Losses Of Income

We do not currently carry general liability, service liability and commercial insurance, and therefore, we have no protection against any general, commercial and/or service liability claims.  Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.  There can be no assurance that we will be able to obtain insurance on reasonable terms when we are able to afford it.

8.

Our Revenue Growth Rate Depends Primarily On Our Ability To Execute Our Business Plan

We may not be able to identify and maintain the necessary relationships within our industry.  Our ability to execute our business plan also depends on other factors, including the ability to:

1.

negotiate and maintain contracts and agreements with acceptable terms;

2.

hire and train qualified personnel;

3.

maintain marketing and development costs at affordable rates; and,

4.

maintain an affordable labor force.

9.

A Failure To Manage Our Growth Effectively Could Harm Our Business And Offering Results

Financial and management controls, and information systems may be inadequate to support our expansion.  Managing our growth effectively will require us to continue to enhance these systems, procedures and controls, and to hire, train, and retain management and staff.  We may not respond quickly enough to the changing demands that our expansion will impose on our management, employees and existing infrastructure.  We also place importance on our culture, which we believe will be an important contributor to our success.  As we grow, however, we may have difficulty maintaining our culture, or adapting it sufficiently to meet the needs of our operations.  Our failure to manage our growth effectively could harm our business and operating results.

10.

The Company’s Ability To Expand Its Operations Will Depend Upon The Company’s Ability To Raise Significant Additional Financing As Well As To Generate Income

Developing our business may require significant capital in the future.  To meet our capital needs, we expect to rely on our cash flow from operations and, potentially, third-party financing.  Third-party financing may not, however, be available on terms favorable to us, or at all.  Our ability to obtain additional funding will be subject to various factors, including market conditions, our operating performance, lender sentiment and our ability to incur additional debt.  These factors may make the timing, amount, terms and conditions of additional financings unattractive.  Our inability to raise capital could impede our growth.

11.

Our Sole Officer And Director Currently Own 100%  Of The Issued And Outstanding Stock And Will Continue to Control No Less Than 13% Of The Company`s Issued And Outstanding Common Stock After This Offering

Presently, the Company’s sole Officer and Director beneficially owns 1,500,000 (100%) shares of the outstanding common stock of the Company.  Because of such ownership, investors in this offering will initially have limited control over matters requiring approval by GreenChoice shareholders, including the election of directors.  Such concentrated control may also make it difficult for GreenChoice stockholders to receive a premium for their shares of GreenChoice in the event the Company enters into transactions which require stockholder approval.  In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of the Company.  For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company.  This concentration of ownership limits the power to exercise control by the minority shareholders.

12.

Investors May Lose Their Entire Investment If GreenChoice International, Inc. Fails To Implement Its Business Plan

The Company expects to face substantial risks, uncertainties, expenses and difficulties because it is a development stage company.  GreenChoice was formed in Nevada on February 9, 2010.  The Company has no demonstrable operations upon which investors can evaluate the Company’s business and prospects.  GreenChoice prospects must be considered in

.

light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development.  The Company cannot guarantee that it will be successful in accomplishing its objectives.

13.

The Report Of Our Independent Auditors Indicates Uncertainty Concerning Our Ability to Continue As A Going Concern And That May Impair Our Ability To Raise Capital To Fund Our Business Plan

Our independent auditors have raised substantial doubt about our ability to continue as a going concern.  We cannot assure you that this will not impair our ability to raise capital on attractive terms.  Additionally, we cannot assure you that we will ever achieve significant revenues and therefore remain a going concern.

14.

Competitors With More Resources May Force Us Out Of Business

We will compete with many well-established companies.  Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

15.

The Costs To Meet Our Reporting And Other Requirements As A Public Company Subject To The Exchange Act Of 1934 Will Be Substantial And May Result In Us Having Insufficient Funds To Expand Our Business Or Even To Meet Routine Business Obligations

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements.  We estimate that these accounting, legal and other professional costs could range $15,000 or more per year in the next few years, and will be higher if our business volume and activity increases, but lower during the first years of being public because our overall business volume will be lower.

16.

We May Have Difficulty Attracting And Retaining Management And Outside Independent Members to Our Board Of Directors As A Result Of Their Concerns Relating To Their Increased Personal Exposure To Lawsuits And Stockholder Claims By Virtue Of Holding These Positions In A Publicly-Held Company

The directors and management of publicly-traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in laws imposing additional duties, obligations and liabilities on management and directors.  Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors` and officers` liability insurance to pay on a timely basis the costs incurred in defending such claims.  We currently do not carry directors` and officers` liability insurance.  If we are unable to provide directors` and officers` liability insurance at affordable rates or at all, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

We may lose potential independent board members and management candidates to other companies that have better directors` and officers` liability insurance to insure them from liability, or to companies that have revenues or have received greater funding to date, which can offer more lucrative compensation packages.  The fees of directors are also rising in response to their increased duties, obligations and liabilities, as well as increased exposure to such risks.  As a company with a limited operating history and limited resources, we will have a more difficult time attracting and retaining management and outside independent directors than a more established company due to these enhanced duties, obligations and liabilities.

17.

<r>You May Not be Able to Sell Your Shares in GreenChoice International, Inc. Because There is No Public Market for the Company’s Stock</r>

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if it is developed, may not be sustained.  A market maker is needed to file an application with the Financial Industry Regulatory Authority (“FINRA”) on our behalf so as to be able to quote the shares of our common stock on the Over the Counter Bulletin Board (“OTC Bulletin-Board”) maintained by FINRA.  Commencing upon the effectiveness of our registration statement of which this Prospectus is a part, we will seek out a market maker.  The OTCBB is not a listing service or exchange, but is instead a dealer quotation service for subscribing members.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the OTC Bulletin-Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common

.

stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock at this time and none may do so.

There is no public market for the Company’s common stock.  Our sole Officer and director currently holds 100% of the GreenChoice issued and outstanding common shares.  No market is available for investors in GreenChoice common stock to sell their shares if the Company does not acquire listing status.  The Company cannot guarantee that a meaningful trading market will develop.

If GreenChoice stock ever becomes tradable, of which the Company cannot guarantee, the trading price of GreenChoice common stock could be subject to wide fluctuations in response to various events or factors, many of which are or will be beyond the Company’s control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of the Company stock.

<r>

18.

 All Of Greenchoice International, Inc. Issued And Outstanding Common Shares Are Restricted Under Rule 144 Of The Securities Act, As Amended.  If And When The Restriction On These Shares Is Lifted, And The Shares Are Sold In The Open Market, The Price Of Greenchoice International, Inc. Common Stock Could Be Adversely Affected. </r>

All of the presently outstanding shares of common stock, aggregating 1,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale, provided the Company is current in its reporting obligations under the Exchange Act and subject to certain manner of resale provisions. The Company currently has one shareholder who in total owns 1,500,000 restricted shares or 100% of the outstanding common stock.  When these shares become unrestricted and available for sale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

<r>

19.

 Shareholders Who Hold Unregistered Shares Of Our Common Stock Are Subject To Resale Restrictions Pursuant To Rule 144, Due To Our Status As A “Shell Company.” </r>

<r>Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.”  Form 10 information is equivalent to the information that a company would be required to file if it were registering a class of securities on Form 10 under the Securities and Exchange Act of 1934 (the “Exchange “Act”).  Because none of our non-registered securities can be sold pursuant to Rule 144, until at least a year after we cease to be a “shell company”, any non-registered securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. </r>

.

20.

If We Fail To Remain Current On Our Reporting Requirements, We Could Be Removed From The OTC Bulletin Board, Which Would Limit The Ability Of Broker-Dealers To Sell Our Securities And The Ability Of Stockholders To Sell Their Securities In The Secondary Market

Companies trading on the OTC Bulletin-Board must be reporting issuers under Section 12 of the Exchange Act, and must be current in their reports under Section 13 of the Exchange Act, in order to maintain price quotation privileges on the OTC Bulletin-Board.  If we obtain the ability to have our stock quoted on the OTC Bulletin Board, and we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin-Board.  As a result, the market liquidity for our securities could be adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

21.

Our Common Stock Is Subject To Penny Stock Rules Of The Securities Exchange Commission, And The Trading Market In Our Common Stock Is Limited, Which Makes Transactions In Our Stock Cumbersome And May Reduce The Investment Value Of Our Stock

Our shares of common stock are “penny stocks” because they are not registered on a national securities exchange or listed on an automated quotation system sponsored by a registered national securities association, pursuant to Rule 3a51-1(a) under the Exchange Act.  For any transaction involving a penny stock, unless exempt, the rules require:

•

That a broker or dealer approve a person`s account for transactions in penny stocks; and,

•

That the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market, which sets forth the basis on which the broker or dealer made the suitability determination.  Additionally, the broker or dealer must receive a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules.  This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions.  Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

22.

Market For Penny Stock Has Suffered In Recent Years From Patterns Of Fraud And Abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•

Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•

The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.  Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.  The occurrence of these patterns or practices could increase the volatility of our share price.

.

23.

Shares Eligible For Future Sale By Our Current Stockholders May Adversely Affect Our Stock Price

To date, we have had no trading volume in our common stock.  As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered.  In addition, sales of substantial amounts of common stock under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

This is our initial registration, and there is currently no established public trading market for our securities, and an active trading market in our securities may not develop or, if developed, may not be sustained.  A market maker is needed to file an application with FINRA on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by FINRA commencing upon the effectiveness of our registration statement of which this Prospectus is a part.  There can be no assurance that the market maker’s application will be accepted by FINRA, nor can we estimate as to the time period that the application will require.  If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.  No market makers have committed to becoming market makers for our common stock and none may do so.

24.

Inability And Unlikelihood To Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future, dividends on our common stock, even if we become profitable.  Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders.  Prospective investors will likely need to rely on an increase in the price of Company stock to profit from his or her investment.  There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase.  If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price.  The potential or likelihood of an increase in share price is questionable at best.

Item 4.  Use of Proceeds

The following table details the Company’s intended use of proceeds from this offering, for the first twelve (12) months after successful completion of the Offering.  None of the expenditures itemized are listed in any particular order of priority or importance.  Since the Company does not intend to pay any offering expenses from the proceeds from this Offering, and assuming that 100% of the Offering is sold, the gross aggregate proceeds will be allocated as follows:

Expenditure Item**	Allocated Proceeds
Marketing & Promotional Expenses	50,000
Legal Fees	$15,000
Audit Fees	10,000
Other Fees (Accounting, transfer agent, etc.)	10,000
Website design, development, hosting & maintenance	10,000
Administrative	5,000
Total	$100,000

There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

**The above expenditures are defined as follows:

Marketing & Promotional Expenses:  Costs of developing marketing and promotional materials.  This includes some contracted design services, printing, advertising print copy and mail and distribution costs.

.

Legal Fees:  Fees paid to our attorney for preparation and filing of SEC documents, and other state and federal documents, as well as preparation of contracts and agreements, and consultation on business matters relating to operation of the business.

Audit Fees: Fees paid to our independent auditor to audit and review our financial statements in relation to SEC reporting requirements once we are required to do so.

Other Fees:  Fees paid to our accountants for ongoing financial statement preparation.  Fees paid to the transfer agent for issuing corporate stock and facilitating subsequent stock transactions and oversight, and any other fees that may be paid for ongoing corporate services.

Website design, development, hosting and maintenance:  Monies paid to independent contractors to build, host and maintain the Company website.

Administrative:  Any monies paid for communications, postage and shipping, office supplies and other miscellaneous items that are administrative in nature.

There is no assurance that we will be able to raise the entire amount of this Offering.  The following chart details how we will use the proceeds if we raise only 50% of this offering:

Expenditure Item**	50%
Legal Fees	$10,000
Audit Fees	10,000
Marketing & Promotional Expenses	10,000
Website Design	10,000
Other Fees (Accounting, transfer agent, etc.)	5,000
Administrative	5,000
Total	$50,000

If only 50% of this Offering is sold, the Company will have to strictly curtail its development plans.  It will only utilize its attorney to do what is necessary to meet its SEC, State and Federal reporting and licensing requirements.  Its audit requirements will be met at the same level as would be done if 100% of the stock offering were sold.  We will look to other less expensive ways of having our financials prepared and we will engage our transfer agents for only the most necessary tasks.  We will look to other more creative ways of financing our website development and operation.  The President will pay for any additional expenses as necessary.  Any expenses paid by the president will be on a shareholder’s loan basis.

No proceeds from this Offering will be paid to the officer and director in the form of commissions, salary, or other compensation.

Item 5.  Determination of Offering Price

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to the Company’s assets, book value, historical earnings, or net worth.  In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering.  Accordingly, the Offering Price should not be considered an indication of the actual value of our securities.

Item 6.  Dilution

We are offering shares of our common stock at a fixed offering price of $0.01 per share through this offering.  Since inception, February 9, 2010, our sole officer and director has purchased shares of our common stock for $0.01 per share.  Following is a table detailing dilution to investors if 100%, 75%, 50%, or 10% of the offering is sold.

 <r>

	100%	75%	50%	10%
Net Tangible Book Value Per Share Prior to Stock Sale	.004	.004	.004	.004
Net Tangible Book Value Per Share After Stock Sale	.0005	.0007	.0009	.0024
Decrease in net book value per share due to stock sale	.0034	.0033	.0030	.0016
Loss (subscription price of $0.01 less NBV per share)	.0095	.0093	.01	.0076

</r>

.

Item 7. Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Item 8.  Plan of Distribution

This is a self-underwritten (“best-efforts”) offering.  This Prospectus is part of a registration statement that permits our sole officer and director to sell the shares being offered by the Company directly to the public, with no commission or other remuneration payable to them for any shares he may sell.  There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer.  Our sole officer and director will sell the shares and intends to offer them to friends, family members and business acquaintances.  In offering the securities on our behalf, our sole officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Act of 1934.  The officer and director will not register as broker-dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation, and,

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities, and

c.

Our officer and director is not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

d.

Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he  (A) primarily performs, or is intended to primarily perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or has been an associated person of a broker or dealer, within the preceding twelve months, and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officer, director, control person and affiliates of same do not intend to purchase any shares in this offering.

Item 9.  Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 100,000,000 shares of common stock, $.001 par value per share.  The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Non-Cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Dividend Policy

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

.

Terms of the Offering

The shares offered will be sold at the fixed price of $0.01 per share until the completion of this Offering.  There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This Offering will commence on the date the registration statement is declared effective (which also serves as the date of this Prospectus) and will continue until the later of December 31, 2010, or for a period of 180 days, unless we extend the Offering period for an additional 90 days, or unless the offering is completed by or otherwise terminated by us (the “Expiration Date”).

This Offering has no minimum, and, as such, we will be able to spend any of the proceeds received by us.

Offering Proceeds

We will be selling all of the 10,000,000 shares of common stock we are offering as a self-under-written offering.  There is no minimum amount we are required to raise in this offering and any funds received will be immediately available to us.

Procedures and Requirements for Subscription

If you decide to subscribe for any Shares in this Offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to our attorneys, Parsons/Burnett/Bjordahl, LLP.  Subscriptions, once received by our attorneys, are irrevocable.  All checks or certified funds for subscriptions should be made payable to “Parsons/Burnett/Bjordahl, LLP IOLTA”.

Right to Reject Subscription

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us or our Attorney to the subscriber, without interest or deductions.  Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Preferred Stock

There are currently no Preferred Shares authorized and the Company has no plans to authorize or create a class of preferred shares.

Employee Stock Option Plan

At the time of this offering, the Company had no “Employee Stock Option Plan” nor does it plan to implement one in the foreseeable future.

Transfer Agent

The Company has not engaged a Transfer Agent as at the time of this filing.

Item 10.  Interests of Named Experts and Counsel

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Registrant or any of its parents or subsidiaries.  Nor was any such person connected with the Registrant or any of its parents or subsidiaries as a promoter, manager or principal underwriter, voting trustee, director, officer, or employee.

Parsons/Burnett/Bjordahl, LLP, of Bellevue, Washington, an independent legal counsel, has provided an opinion on the validity of GreenChoice’s common stock.

Legal – James B. Parsons

Parsons/Burnett/Bjordahl LLP

10900 N.E. 4th Street
Suite 1850
Bellevue, WA 98004

.

425-451-8036 (office)
425-451-8568 (fax)

The financial statements included in this filing have been audited by the independent audit firm of Child, Van Wagoner & Bradshaw, PLLC of Kaysville, Utah.

Child, Van Wagoner & Bradshaw, PLLC

1284 West Flint Meadow Drive

Suite D

Kaysville, UT 84037

801-281-4700 (office)

801-927-1344 (fax)

Item 11.  Information With Respect to Registrant

Description of Business

GreenChoice International, Inc. is a Nevada corporation formed on February 9th, 2010.  The Company intends to develop its business marketing pre-fabricated log cabin style buildings and structural components for the Asian marketplace.

We are a developmental stage company.  We have never conducted operations, we have had no revenues and we have few assets.  We have never declared bankruptcy, we have never been in receivership, and we have never been involved in any legal action or proceedings.  Since becoming incorporated, we have not made any significant purchase or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  GreenChoice is not a blank check registrant as that term is defined in Rule 419(a) (2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.  Neither GreenChoice nor its officer, director, promoter or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

<r>GreenChoice is building a business as a marketer or reseller of log cabin style pre-fabricated single family residences and structural components.  We intend to build working relations with established construction firms in Asia to make these North American designed and fabricated structures and structural components available to the Asian market.  While there are firms in China and other Asian countries building and distributing log cabin type structures built in Asian from local materials, we will be providing a North American designed and fabricated product using North American grown tree stock. </r>

<r>The log home is very much a niche product.  Potential customers are typically individuals with a special liking or interest in the product.  Competition in the industry is based on reputation, product quality and price.  Since we do not have a reputation, we intend to associate ourselves with suppliers and local builders that have good reputations.  We also intend to provide a quality product with a proven record.  In so far as price is concerned, we will provide a unique North American product  at a price that is competitive for such a unique product. </r>

<r>At present, GreenChoice does not have an agreement with a North American manufacturer to supply logs, log house components or pre-fabricated structures.  Our president, through his Canadian company doing business as Summit Log Homes, has a longstanding working relationship with Yellow Stone Log Homes of Idaho Falls, Idaho.  GreenChoce intends to purchase its raw materials from Yellow Stone Log Homes.  It is noted that Yellow Stone Log Homes indicates on their web site that they are actively seeking opportunities to expand their deal network.  The product supplied by Yellow Stone is 80% factory milled with the remaining 20% of fitting and milling to be completed on site.  Due to the nature and characteristics of log cabin components, pre-fabrication does not involve the pre-fabrication of wall units or roof trusses, as is the case with conventional wood frame building components.  Rather, the logs are milled to a standardized diameter and length at the factory, and then sent to the construction site where the final fitting, milling and placement occurs.  Detailed work such as finalizing window, door and room sizes is also completed as part of the on-site milling and finishing process.  Putting together the pre-fabricated package at the log suppliers’ facility involves gathering and assembling properly sized logs and sending these stock sized logs to the construction site for assembly.  The pre-fabricated log cabin does not resemble anything close to the conventional pre-fabricated North American home in terms of detail and fine finish.  The log cabin is a rustic structure made of sturdy log components fashioned in a very simple design.  The company President has a long

.

standing relationship with Yellowstone Log Homes involving sales and distribution rights for western Canada.  The company will enter into formal discussions with Yellow Stone as soon as the registration statement, of which this Prospectus is a part, becomes effective. </r>

GreenChoice will provide a website with full catalogue, specifications and other information to fully inform potential customers.  While the Company will offer a full range of stock plans built to specification, customers will also be able to make changes or have structures custom designed and built.  The Company’s president has a log display home which will also be available to potential customers for viewing.

<r>The log cabin industry is a niche market with unique and different competitive factors to the normal house market.  Living in a log cabin can be a very unique and different experience.  The interior finish and ambiance of a log cabin is different from that of a conventional home, and that difference is what draws potential customers to the marketplace. </r>

<r>We intend to market throughout the East Asian region and not to focus our efforts on any one particular country.  Once we have an indication of market demand, we will establish working relations with local home builders and develop a more targeted marketing plan.  We intend to develop relationships through making contacts with construction and building trade associations, the real estate industry and several existing business associates that Mr. Kirk has in Asia.  Initially, this will involve correspondence, email and telephone contact.  Once these basic contacts have been established, Mr. Kirk will visit the region to meet with groups and individuals in person. </r>

Manufacturers and builders of log homes do not typically advertise through conventional methods such as television, radio, newspapers, billboards, etc.  Log homes are a niche market and, as is the case with many niche market products, customers typically go looking for a log home supplier.  GreenChoice intends to make its presence and product information readily available for potential customers to find by having an internet presence as well as becoming known to local builders and developers through catalogue mail outs, trade magazine advertising and trade show promotion.  This is typically how other log home manufacturers and builders reach new customers.  We intend to grow the business throughout Asia as demand warrants and resources allow.  We have no intention to look at expanding the region of operation until such time as we have developed a viable foothold in the region and built a strong and effective organization with tested and proven management.  As we build out our organization, we intend to incorporate a business development component that will be responsible for researching further business development opportunities throughout Asia and other parts of the world.

GreenChoice will earn revenues strictly through the sale of pre-fabricated log cabin buildings and structural components.  We do not anticipate earning revenues during the first year of operations after this registration statement becomes effective.

So far as our North American operations are concerned, the business we are developing does not have significant, apparent environmental drawbacks.  We will be purchasing building materials that will have already undergone all the milling and manufacturing that is required before the product is delivered to the construction site for erection.  Our North American suppliers will be fully responsible for any licensing, permits, environmental or other government costs or fees.  We do not require any special government licensing, nor do we fall within an industry or service sector with particular or onerous reporting or compliance standards or regulations.

 So far as  government licensing and permits required by the countries into which we are intending to sell and export our products, we will make it a term of the sale that our customers are responsible for all local licensing, permits, inspections and other government fees, levies or costs  All purchase and sales agreements will be structured to ensure GreenChoice is not liable for any costs associated with licensing, compliance, permits, inspections or other government fees or costs of any kind.

Competition

There are a number of log cabin builders and suppliers operating locally in the Asian marketplace.  As these are local firms using locally supplied materials, we believe there is an opportunity for a company like ours to be successful with a Canadian or North American designed and fabricated product built from uniquely indigenous North American tree stock.

.

Research and Development

As we build out our organization, we intend to incorporate a business development component that will be responsible for researching business development opportunities; first in Asia, then in Europe, Australia, New Zealand and other parts of the world.

Reports to Security Holders

We will be filing this Prospectus as part of a Form S-1 filing with the SEC and will file reports, including quarterly and annual reports, with the Commission pursuant to Section 12(b) or (g) of the Exchange Act.  These reports and any other materials filed with the SEC may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The Company files its reports electronically with the SEC.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is http://www.sec.gov.

Description of Properties

We do not own any property, real or otherwise.  For the first year we will conduct our administrative affairs from our President’s office, at no cost to the Company.  Within the first year, the Company will be making decisions on service provisions with regards to computer resources and customer service.  These decisions will lead us in our future determination of space and facility requirements.

Legal proceedings

We are not a party to any pending legal proceedings.

Market Price Of, And Dividends On The Registrant’s Common Equity And Related Stockholder Matters

There is presently no public market for our common stock.  We anticipate applying for quotation of our common stock on the NASD OTC-BB upon the effectiveness of the registration statement of which this Prospectus forms a part.  However, we can provide Investors with no assurance that our common stock will be quoted on the OTC-BB or, if quoted, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have one (1) stockholder, who is also the sole officer and director of GreenChoice.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Dividends

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future.  The Company’s Board of Directors currently plans to retain earnings for the development and expansion of the Company’s business.  Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

Rule 144 Shares

All of the presently outstanding shares of common stock, aggregating 1,500,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three

.

month period,  provided the Company is current in its reporting obligations under the Exchange Act, and subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  The Company currently has one shareholder, our sole officer and director, who owns 1,500,000 restricted shares, or 100% of the outstanding common stock.  When these shares become available for resale, the sale of these shares by this individual, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company’s common stock in any market that might develop.

Rule 144 is not available for either a reporting or non-reporting shell company unless the company: (1)  has ceased to be a shell company; (2) is subject to the Exchange Act reporting obligations; (3) has filed all required Exchange Act reports during the preceding twelve months; and (4) at least one year has elapsed from the time the company filed with the SEC, current Form 10 type information reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.  See also the factor entitled Shareholders who hold unregistered shares of our common stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

Financial Statements

The following financial statements are included herewith:

<r>

Unaudited financial statements for the period from inception to July 31, 2010

Audited financial statements for the period from inception to April 30, 2010</r>

.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

     Balance Sheets as of July 31, 2010 and April 30, 2010

    Condensed Statements of Operations and Comprehensive Loss

       for the Three Months Ended July 31, 2010, with Cumulative Totals

       Since Inception

    Condensed Statements of Cash Flows for the Three Months Ended

        July 31, 2010, with Cumulative Totals Since Inception

    Notes to Condensed Financial Statements

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED BALANCE SHEETS

ASSETS
	JULY 31,	APRIL 30,
	2010	2010
	(Unaudited)
Current Assets
Stock subscription receivable	$ -	$ 13,350
Prepaid expenses and deposits	5,876	-
Total Current Assets	5,876	13,350

TOTAL ASSETS	$ 5,876	$ 13,350

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable and accrued expenses	$ -	$ 64
Loans from stockholder	-	-

Total Current Liabilities	-	64

Total Liabilities	-	64

STOCKHOLDERS' EQUITY
Common stock, par value $.001, 100,000,000 shares authorized and
1,500,000 shares outstanding	1,500	1,500
Additional paid-in capital	13,500	13,500
Deficit accumulated during the development stage	(9,124)	(1,714)

Total Stockholders' Equity	5,876	13,286

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 5,876	$ 13,350

The accompanying notes are an integral part of the condensed financial statements.

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS - UNAUDITED

	THREE MONTHS	Cumulative Totals
	ENDED JULY 31,	February 9, 2010
		(Inception)
	2010	to July 31, 2010

INCOME	$ -	$ -

OPERATING EXPENSES
Organizational expenses	-	1,500
Accounting	3,000	3,000
Legal expenses	4,410	4,624
Total Operating Expenses	7,410	9,124

OTHER INCOME AND (EXPENSE)

Total other income and (expense)	-	-

NET LOSS APPLICABLE TO COMMON SHARES	$ (7,410)	$ (9,124)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1,500,000

The accompanying notes are an integral part of the condensed financial statements.

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

CONDENSED STATEMENTS OF CASH FLOWS – UNAUDITED

	THREE MONTHS	Cumulative Totals
	ENDED JULY 31,	February 9, 2010
		(Inception)
	2010	to July 31, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (7,410)	$ (9,124)

Changes in assets and liabilities
(Increase) in prepaid expenses	(5,876)	(5,876)
Increase (decrease) in accounts payable and
accrued expenses	(64)	-
Total adjustments	(5,940)	(5,876)

Net cash (used in) operating activities	(13,350)	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

Net cash (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Payments received on stock subscription	13,350	-
Sale of common stock	-	15,000

Net cash provided by financing activities	13,350	15,000

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$ -	$ -

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Common stock subscription	$ -	$ -

The accompanying notes are an integral part of the condensed financial statements.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

The condensed unaudited interim financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).  The condensed consolidated financial statements and notes are presented as permitted on Form 10-Q and do not contain information included in the Company’s annual statements and notes.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  It is suggested that these condensed financial statements be read in conjunction with the April 30, 2010 audited financial statements and the accompanying notes thereto.  While management believes the procedures followed in preparing these condensed financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the operations and cash flows for the periods presented.

GreenChoice International, Inc. (the Company) was incorporated on February 9, 2010 under the laws of the State of Nevada.  The business purpose of the Company is to market prefabricated log cabin type homes in countries outside North America.  The Company has selected April 30 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in FASC 915-10-20, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had no cash and cash equivalents as of July 31, 2010.

Start-up Costs

In accordance with ASC 720-15-25, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

THREE MONTHS
ENDED
July 31, 2010

Net income (loss)	$ (7,410)

Weighted average common
shares outstanding (Basic)	1,500,000

Options	-
Warrants	-

Weighted average common
shares outstanding (Diluted)	1,500,000
Net loss per share
(Basic and diluted)	$ (0.00)

As of July 31, 2010 the Company had 1,500,000 shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) SFAS No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R)”, and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162” were recently issued.  The Company has adopted SFAS No. 165.  SFAS No. 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall”, ASU No. 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements”, ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements”, and various other ASU’s, No. 2009-2 through ASU No. 2010-23, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In December of 2009, the FASB issued ASU 2009-16, “Transfers and Servicing,” (Topic 860): “Accounting for Transfers of Financial Assets.”  This Update amends the FASB Accounting Standards Codification for Statement 166.  Also in December of 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810):  Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This Update  amends the FASB Accounting Standards Codification for Statement 166.  Neither of these updates has any current applicability to the Company’s financial reporting.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

In January of 2010 the FASB issued seven ASUs.  2010-01, Equity (Topic 505), standardizes the treatment of the stock portion of a distribution of stock and cash as stock issuance, eliminating the practice of treating such stock issuance as stock dividends.  2010-02, Consolidation (Topic 810), clarifies the scope of accounting and reporting for decreases in ownership of a subsidiary.  2010-03, Extractive Activities, Oil and Gas (Topic 932), deals with reserve estimation and disclosures.  2010-04 covers technical corrections to SEC paragraphs in the Codification.  2010-05, Stock Compensation (Topic 718), covers escrowed share arrangements and presumption of compensation.  2010-06, Fair Value Measurements and Disclosures (Topic 820), improves disclosure by requiring that:  (a) significant transfers in and out of levels 1 and 2 should be reported for each class of assets and liabilities; (b) level 2 and 3 inputs and valuation techniques should be disclosed; and (c) purchases, sales, issuance, and settlements should be reported separately for level 3 assets and liabilities.  None of these updates has any current applicability to the Company’s financial reporting.

In February of 2010 the FASB issued three ASUs.  2010-08 contains technical corrections clarifying guidance on embedded derivatives and hedging.  2010-10, Consolidation (Topic 810) contains amendments for certain investment funds.  Neither of these ASU’s has any current applicability to the Company’s financial reporting.  2010-09, Subsequent Events (Topic 855), however, was adopted by the Company immediately.  2010-09 requires that SEC filers, along with certain bond obligors, are required to evaluate subsequent events through the date that financial statements are issued but are not required to disclose the date through which subsequent events have been evaluated.

In March of 2010 the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815), which contains a scope exception related to embedded credit derivatives.  2010-11 has no current applicability to the Company’s financial reporting.

In April of 2010 the FASB issued  seven ASU’s.  2010-12, Income Taxes (Topic 740), deals with the accounting effect of a date difference between the 3/23/10 signing of the Patient Protection And Care Act, itself, and the signing of the Health Care And Education Reconciliation Act of 2010 on 3/30/2010.  2010-13, Compensation (Topic 718), provides guidance on the effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying security trades.  2010-14. Accounting for Extractive

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

Activities-Oil and Gas, contains an amendment to Paragraph 932-10-599-1.  2010-15, Financial Services-Insurance (Topic 944), directs the manner in which investments held through separate accounts affect an insurer’s consolidation analysis of those investments.  2010-16, Entertainment-Casinos (Topic 924), guides accruals for jackpot liabilities.  2010-17, Revenue Recognition-Milestone Method (Topic 605), provides guidance on when to apply the milestone method for research and development transactions and on the definition of a milestone for use in application of the method.  2010-18, Receivables (Topic 310), guides accounting for a loan modification when the loan is a part of a pool accounted for as a single asset.  None of these updates is applicable to the Company’s current accounting practices or financial reporting.

In May, 2010, the FASB issued ASU no. 2010-19, Foreign Currency (Topic 830).  The Update provides guidance for disclosures where there are multiple exchange rates in use.  The ASU was due to an issue with Venezuelan financial reporting.  This update has no effect on the Company’s current accounting practices or financial reporting.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310), Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  The update enhances disclosures abouot the credit quality of financing receivables and the allowance for credit losses.  This update has no effect on the Company’s current accounting practices or financial reporting.

In August of 2010 the FASB issued ASU No. 2010-21.  This ASU amends various SEC paragraphs in the FASC pursuant to SEC Release No. 33-9026.  The changes affect provisions relating to consolidation and reporting requirements under conditions of majority and minority ownership positions and ownership by both controlling and non-controlling entities.  The amendments also deal with redeemable and non-redeemable preferred stocks and convertible preferred stocks.  This update has no effect on the Company’s current accounting and reporting practices.

In August of 2010 the FASB issued ASU No. 2010-22, Accounting for Various Topics, Technical Corrections to SEC Paragraphs.  This update amends various SEC paragraphs based on external comments and the issuance of SEC Staff Accounting Bulletin (SAB) No. 112, which amends or rescinds portions of certain SAB topics.  The topics affected include reporting of inventories in condensed

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

financial statements for Form 10-Q, debt issue costs in conjunction with a business combination, business combinations prior to an initial public offering, accounting for divestitures, and accounting for oil and gas exchange offers.  This update has no effect on the Company’s current accounting and reporting practices at this time.

In August of 2010 the FASB issued ASU No. 2010-23, Health Care Entities (Topic 954), Measuring Charity Care for Disclosure.  Due to the lack of comparability existing due to the use of either revenue or cost as the basis for disclosure of charity care, this ASU standardizes on cost as the basis for charity care disclosures and specifies the elements of cost to be used in charity care disclosures.  This update has no effect on the Company’s accounting and reporting practices.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740-10-25 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from February 9, 2010 (date of inception) through July 31, 2010 of approximately $9,124 will begin to expire in 2030.  Accordingly, deferred tax assets of approximately $3,193  were offset by the valu-ation allowance.

The Company has no tax positions at July 31, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from February 9, 2010 (inception) to July 31, 2010 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at July 31, 2010.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 4 -

STOCKHOLDERS’ EQUITY

Common Stock

As of July 31, 2010 the Company has 100,000,000 shares of common stock authorized, par value of $.001 per share, with 1,500,000 shares outstanding.

The following details the stock transactions for the Company:

On February 10, 2010 the Company authorized the sale of 1,500,000 shares of its common stock to its founding president for $.01 per share for a total of $15,000 cash to provide initial working capital.  The stock subscription was fully paid as of June 11, 2010.

NOTE 5 -

LOANS FROM STOCKHOLDERS

The Company’s President and sole director has advanced funds for organizational and administrative expenses.  The total of these advances as of July 31, 2010 is $0 due to offsetting against his stock subscription balance.  Any such loans are reported as current liabilities.

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company operates in Canada there is potential for transactions in Canadian dollars, although none occurred as of July 31, 2010.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date is reported as a Cumulative Currency Translation Adjustment and included in Other Comprehensive Gains or (Losses).

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.  In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

GREENCHOICE INTERNTIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

JULY 31, 2010

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from July 31, 2010 through the date the financial statements were issued.  There are no subsequent events eligible for disclosure.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

AUDITED FINANCIAL STATEMENTS

FROM FEBRUARY 9, 2010 (INCEPTION) TO APRIL 30, 2010

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

INDEX TO AUDITED FINANCIAL STATEMENTS

FROM FEBRUARY 9, 2010 (INCEPTION) TO APRIL 30, 2010

     Report of Independent Registered Public Accounting Firm

     Balance Sheet as of April 30, 2010

    Statement of Operations and Comprehensive Loss from

        February 9, 2010 (Inception) to April 30, 2010

    Statement of Changes in Stockholders’ Equity from February 9, 2010

       (Inception) to April 30, 2010

    Statement of Cash Flows from February 9, 2010 (Inception)

  to April 30, 2010

    Notes to Financial Statements

Child, Van Wagoner & Bradshaw, PLLC
CERTIFIED PUBLIC ACCOUNTANTS

SALT LAKE CITY
5296 South Commerce Dr.
Suite 300
Salt Lake City, Utah 84107
Phone: 801.281.4700
Fax: 801.281.4701

KAYSVILLE
1284 West Flint Meadow Dr.
Suite D
Kaysville, Utah 84037
Phone: 801.927.1337
Fax: 801.927.1344

HONG KONG
Suite A, 5/F
Max Share Centre
373 King's Road
North Point, Hong Kong
Phone: +(852) 21 555 333
Fax: +(852) 21 165 222

www.cpaone.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Officers and Directors
GreenChoice International, Inc.

We have audited the accompanying balance sheet of GreenChoice International, Inc. (a development stage company) (the Company) as of April 30, 2010, and the related statements of operations and comprehensive loss, changes in stockholders' equity, and cash flows for the period from February 9, 2010 (inception) to April 30, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GreenChoice International, Inc. as of April 30, 2010, and the results of its operations, and its cash flows for the period from February 9, 2010 (inception) to April 30, 2010, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has recurring losses and has not generated revenues from its planned principal operations. These factors raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner + Bradshaw, PLLC

/s/ Child, Van Wagoner & Bradshaw, PLLC
Certified Public Accountants
Salt Lake City, Utah
June 18, 2010

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

 APRIL 30, 2010

ASSETS

Current Assets

Stock subscription receivable	$ 13,350

Total Current Assets	13,350

TOTAL ASSETS	$ 13,350

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current Liabilities

Accounts payable	$ 64

Total Current Liabilities	64

Total Liabilities	64

STOCKHOLDERS' EQUITY

Common stock, par value $.001, 100,000,000 shares authorized and
1,500,000 shares outstanding	1,500
Additional capital subscribed	13,500
Deficit accumulated during the development stage	(1,714)

Total Stockholders' Equity	13,286

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 13,350

The accompanying notes are an integral part of these financial statements.

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FROM FEBRUARY 9, 2010 (INCEPTION) TO APRIL 30, 2010

INCOME	$ -

OPERATING EXPENSES
Organizational expenses	1,500
Legal expenses	214
Total Operating Expenses	1,714

NET LOSS APPLICABLE TO COMMON SHARES	$ (1,714)

NET LOSS PER BASIC AND DILUTED SHARES	$ (0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	1,500,000

The accompanying notes are an integral part of these financial statements.

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FROM FEBRUARY 9, 2010 (INCEPTION) TO APRIL 30, 2010

	Common Stock		Additional	Comprehensive	Stockholders'
	Shares	Amount	Paid-in Capital	Gain or (Loss)	Equity
2/10/2010 Resolution authorizing sale
of 1,500,000 shares at $.01 per share	1,500,000	$ 1,500	$ 13,500	$ -	$ 15,000
2/10/2010 - 4/30/2010 Deficit accumulated	-	-	-	(1,714)	(1,714)
Balance, April 30, 2010	1,500,000	$ 1,500	$ 13,500	$ (1,714)	$ 13,286

The accompanying notes are an integral part of these financial statements.

GREENCHOICE INTERNATIONAL, INC.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM FEBRUARY 9, 2010 (INCEPTION) TO APRIL 30, 2010

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,714)

Expenses paid by stockholder on behalf of Company
as stock subscription payment	1,650

Changes in operating assets and liabilities
Increase in accounts payable	64

Net cash used in operating activities	-

CASH FLOWS FROM INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES	-

NET INCREASE (DECREASE) IN
CASH AND CASH EQUIVALENTS	-

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	-

CASH AND CASH EQUIVALENTS -
END OF PERIOD	$ -

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$ -
Cash paid for taxes	$ -

SUPPLEMENTAL NON-CASH FINANCING ACTIVITIES:
Common stock subscription	$ 13,350

The accompanying notes are an integral part of these financial statements.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 1-

ORGANIZATION AND BASIS OF PRESENTATION

GreenChoice International, Inc. (the Company) was incorporated on February 9, 2010 under the laws of the State of Nevada.  The business purpose of the Company is to market prefabricated log cabin type homes in countries outside North America.  The Company has selected April 30 as its fiscal year end.

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915-10-05, “Development Stage Entity.”   The Company is devoting substantially all of its efforts to the execution of its business plan.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consists principally of currency on hand, demand deposits at commercial banks, and liquid investment funds having a maturity of three months or less at the time of purchase.  The Company had no cash and cash equivalents as of April 30, 2010.

Start-up Costs

In accordance with ASC 720-15-20, “Start-up Activities,” the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Common Stock Issued For Other Than Cash

Services purchased and other transactions settled in the Company's common stock are recorded at the estimated fair value of the stock issued if that value is more readily determinable than the fair value of the consideration received.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Net Income or (Loss) Per Share of Common Stock

The following table sets forth the computation of basic and diluted earnings per share:

FROM FEBRUARY 9, 2010
TO APRIL 30, 2010

Net income (loss)	$ (1,714)

Weighted average common
shares outstanding (Basic)	1,500,000

Options	-
Warrants	-

Weighted average common
shares outstanding (Diluted)	1,500,000
Net loss per share
(Basic and diluted)	$ (0.00)

As of April 30, 2010 the Company had 1,500,000 shares outstanding.  The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Recently Enacted Accounting Standards

In June 2009 the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Statement of Financial Accounting Standards (“SFAS”) SFAS No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140”, SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R)”, and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

Codification and the Hierarchy of Generally Accepted Accounting Principles-a replacement of FASB Statement No. 162” were recently issued.  The Company has adopted SFAS No. 165.  SFAS No. 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (”ASU”) ASU No. 2009-05 (ASC Topic 820, which amends “Fair Value Measurements and Disclosures – Overall”, ASU No 2009-13 (ASC Topic 605), “Multiple-Deliverable Revenue Arrangements”, ASU No. 2009-14 (ASC Topic 985), “Certain Revenue Arrangements that include Software Elements”, and various other ASU’s, No. 2009-2 through ASU No. 2010-19, which contain technical corrections to existing guidance or affect guidance to specialized industries or entities, were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

In December of 2009, the FASB issued ASU 2009-16, “Transfers and Servicing,” (Topic 860): “Accounting for Transfers of Financial Assets.”  This Update amends the FASB Accounting Standards Codification for Statement 166.  Also in December of 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810):  Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities.”  This Update  amends the FASB Accounting Standards Codification for Statement 166.  Neither of these updates has any current applicability to the Company’s financial reporting.

In January of 2010 the FASB issued seven ASUs.  2010-01, Equity (Topic 505), standardizes the treatment of the stock portion of a distribution of stock and cash as stock issuance, eliminating the practice of treating such stock issuance as stock dividends.  2010-02, Consolidation (Topic 810), clarifies the scope of accounting and reporting for decreases in ownership of a subsidiary.  2010-03, Extractive Activities, Oil and Gas (Topic 932), deals with reserve estimation and disclosures.  2010-04 covers technical corrections to SEC paragraphs in the Codification.  2010-05, Stock Compensation (Topic 718), covers escrowed share arrangements and presumption of compensation.  2010-06, Fair Value Measurements and Disclosures (Topic 820), improves disclosure by requiring that:  (a) significant transfers in and out of levels 1 and 2 should be reported for each class of assets and liabilities; (b) level 2 and 3 inputs and valuation techniques should be disclosed; and (c) purchases, sales, issuance, and settlements should be reported

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 2-

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(CONTINUED)

Recently Enacted Accounting Standards (Continued)

separately for level 3 assets and liabilities.  None of these updates has any current applicability to the Company’s financial reporting.

In February of 2010 the FASB issued three ASUs.  2010-08 contains technical corrections clarifying guidance on embedded derivatives and hedging.  2010-10, Consolidation (Topic 810) contains amendments for certain investment funds.  Neither of these ASU’s has any current applicability to the Company’s financial reporting.  2010-09, Subsequent Events (Topic 855), however, will be adopted by the Company immediately.  2010-09 requires that SEC filers, along with certain bond obligors, are required to evaluate subsequent events through the date that financial statements are issued but are not required to disclose the date through which subsequent events have been evaluated.

In March of 2010 the FASB issued ASU 2010-11, Derivatives and Hedging (Topic 815), a scope exception related to embedded credit derivatives.  This update had no applicability to the Company’s financial reporting at this time.

In April of 2010 the FASB issued ASU 2010-12, Income Taxes (Topic 740), which covers accounting for tax effects of the 2010 Health Care Reform Act.  This update has no applicability to the Company’s financial reporting at this time.  Also in April, the FASB issued ASU 2010-13, Compensation (Topic 718), which covers the effect of denominating the exercise price of a share-based payment in the currency of the market where the shares are traded.  This ASU has no current applicability to the Company’s financial reporting.

NOTE 3-

PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740-10-65-1 to give effect to the temporary differences which may arise from differences in the bases of fixed assets, depreciation methods  and allowances based on the income taxes expected to be payable in future years.  Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry-forwards generated during the period from February 9, 2010 (date of inception) through April 30, 2010 of approximately $1,714 will begin to expire in 2030.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 3-

PROVISION FOR INCOME TAXES (CONTINUED)

Accordingly, deferred tax assets of approximately $600 were offset by the valuation allowance.

The Company has no tax positions at April 30, 2010 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company recognizes interest accrued relative to unrecognized tax benefits in interest expense and penalties in operating expense.  During the period from February 9, 2010 (inception) to April 30, 2010 the Company recognized no income tax related interest and penalties.  The Company had no accruals for income tax related interest and penalties at April 30, 2010.

NOTE 4 -

STOCKHOLDERS’ EQUITY

Common Stock

As of April 30, 2010 the Company has 100,000,000 shares of common stock authorized with a par value of $.001 per share. 1,500,000 shares have been subscribed and were paid, except for $64, as of June 11, 2010.

The following details the stock transactions for the Company:

On February 10, 2010 the Company authorized the sale of 1,500,000 shares of its common stock to its founding President for $.01 per share for a total of $15,000  cash to provide initial working capital.  As of April 30, 2010 the President had paid, on behalf of the Company, $1,650 in expenses which have been offset against the price of the shares, resulting in $13,350 subscriptions receivable as of April 30, 2010.  As of June 11, 2010, he had paid an additional $13,286 in Company expenses, retiring $14,936 of the $15,000 obligation for the stock.

The $15,000 sale of stock, less $1,714 comprehensive loss, equals a stockholders’ equity of $13,286 as of April 30, 2010.

NOTE 5 -

LOANS FROM STOCKHOLDERS

The Company’s President and sole director has advanced funds for organizational and administrative expenses.  The total of these advances as of April 30, 2010 was $1,650.  He is also the purchaser of 1,500,000 shares of the Company’s stock at $.01 per share for a total of $15,000.  His obligation for the shares was reduced to $13,350 through offset of the advances as of April 30, 2010.  As of June 11, 2010 he has advanced an additional $13,286 which pays down the remaining stock subscription balance to $64.

GREENCHOICE INTERNATIONAL, INC.

 (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

APRIL 30, 2010

NOTE 6 -

FOREIGN CURRENCY TRANSLATION

Since the Company operates in Canada there is potential for transactions denominated in Canadian dollars, although none occurred as of April 30, 2010.  Assets and liabilities denominated in Canadian dollars are revalued to the United States dollar equivalent as of the reporting date.  The effect of change in exchange rates from the transaction dates to the reporting date, for assets and liabilities, is reported as a Cumulative Currency Translation Adjustment and included in Other Comprehensive Gains or (Losses).

NOTE 7 -

GOING CONCERN

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.  The Company  has incurred an operating deficit since its inception, is in the development stage and has generated no operating revenue. These items raise substantial doubt about the Company’s ability to continue as a going concern.

In view of these matters, realization of the assets of the Company is dependent upon the Company’s ability to meet its financial requirements through equity financing and the success of future operations.  These financial statements do not include adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 8 -

SUBSEQUENT EVENTS

The Company has evaluated events from April 30, 2010 through the date the financial statements were issued.

On May 5, 2010 the Company’s President paid $1,000 for accounting services.  On June 11, 2010 he paid an additional $2,000 for audit services.  Also on June 11, 2010 he paid $10,286 for legal services.  The total of $13,286 was offset against his $13,350 balance due for purchase of stock, leaving a $64 subscription receivable as of the financial statement issuance date.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

THE FOLLOWING PLAN OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND THE RELATED NOTES ELSEWHERE IN THIS PROSPECTUS.  THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS BASED UPON CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES, SUCH AS OUR PLANS, OBJECTIVES, EXPECTATIONS, AND INTENTIONS.  OUR ACTUAL RESULTS AND THE TIMING OF CERTAIN EVENTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH UNDER "RISK FACTORS," "DESCRIPTION OF BUSINESS," AND ELSEWHERE IN THIS PROSPECTUS.

Revenue and Cost Recognition

We recognize revenue at the time the service is provided and paid for by the customer.  We follow EITF Issue 00-10, “Accounting for Shipping and Handling Fees and Costs” (Issue 00-10).  Issue 00-10 requires that all amounts billed to members related to shipping and handling should be classified as revenues.  Our service costs include amounts for shipping and handling, therefore, we charge our members shipping and handling fees at the time the products are shipped or when services are performed. The cost of shipping services to the customer is recognized at the time the services are shipped to the customer and our policy is to classify them as shipping expenses.  The cost of shipping services to the customer is classified as a shipping expense.

Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements (SAB 101) and Staff Accounting Bulletin No. 104, Revenue Recognition (SAB 104), address certain criteria for revenue recognition.  SAB 101 and SAB 104 outline the criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies.  Our revenue recognition policies comply with the guidance contained in SABs 101 and 104.

Operating and General & Administrative Expenses

Income Taxes

At July 31, 2010, the Company had no income.

Capital and Liquidity

We have cash assets at July 31, 2010, of $0.  We have only common stock as our capital resource.  We will be reliant upon shareholder loans or private placements of equity to fund any kind of operations.  We have secured no sources of loans.

Long-Term Debt

At July 31, 2010, the Company had no long-term debt.  We may borrow money in the future to finance our future operations.  Any such borrowing will increase the risk of loss to the investor in the event we are unsuccessful in repaying such loans.

We may issue additional shares to finance our future operations, although the Company does not currently contemplate doing so.  Any such issuance will reduce the control of previous investors and may result in substantial additional dilution to investors purchasing shares from this offering.

Plan of Operation

During the first stages of our growth, our sole officer and director will provide all the labor required to execute our business plan, and since we intend to operate with very limited administrative support, they will continue to be responsible for the majority of labor required for at least the first year of operations.

We are a development stage enterprise with limited operations.  We have had no revenues since inception, and have limited financial backing and assets.

Our plan of operation is to build a business marketing log cabin style pre-fabricated homes and structural components into the Asian market.

GreenChoice will provide a website with full catalogue, specifications and other information to fully inform potential customers of the benefits and particulars of our products.  We intend to be working with a major American manufacturer and to develop a comprehensive line of products to service the Asian marketplace.  At present, the Company does not have a formal agreement with a manufacturer; however the Company President, through his private Canadian company doing business as Summit Log Homes, has sales and distribution rights for western Canada.  The Company will enter into formal discussions with a manufacturer as soon as the registration statement, of which this Prospectus forms a part, becomes effective.

We intend to build working relations with established construction firms in Asia to make these genuine North American designed and fabricated homes and structural components available to the Asian market.  While there are firms in China and other Asian countries building and distributing log cabin type structures built in Asian from local materials, we will be providing a North American designed and fabricated product using North American grown tree stock.

We intend to market throughout the East Asian region, and not to focus our efforts on any one particular country.  Once we have an indication of market demand, we will establish working relations and develop a more regionally focused marketing plan.  We intend to grow the business throughout Asia as demand warrants and resources allow.  We have no intention to look at expanding the region of operation until such time as we have developed a viable foothold and built a strong and effective organization with tested and proven management.  As we build out our organization we intend to incorporate a business development component that will be responsible for researching further business opportunities throughout Asia and other parts of the world.

<r>GreenChoice will earn revenues strictly through the sale of pre-fabricated log cabin homes and structural components.  We do not anticipate earning revenues during the first year of operations after this registration becomes effective.  There is no guarantee or assurance that GreenChoice will earn revenues at any time after the date of the current financial statements.  Without sales and revenues GreenChoice will not produce sufficient cash to support its plan of operations during the period covered by this registration statement or during the 12 month period after the date of the financial statements.  In the event that sales do not provide the required cash the Company will turn to its founder, its investors and other financing avenues for capital.,  </r>

So far as our North American operations are concerned, the business we are developing does not have significant, apparent environmental drawbacks.  We will be purchasing building materials that will have already undergone all the milling and manufacturing that is required before the product is delivered to the construction site for erection.  Our North American suppliers will be fully responsible for any licensing, permits, environmental or other government costs or fees.  We do not require any special government licensing, nor do we fall within an industry or service sector with particular or onerous reporting or compliance standards or regulations.

So far as government licensing and permits required by the countries into which we are intending to sell and export our products, we will make it a term of the sale that our customers are responsible for all local licensing, permits, inspections and other government fees, levies or costs  All purchase and sales agreements will be structured to ensure GreenChoice is not liable for any costs associated with licensing, compliance, permits, inspections or other government fees or costs of any kind.

<r>GreenChoice will not be pursuing any part of its plan of operations until such time as its stock has been cleared for trading by the appropriate authorities, such as the Financial Industry Regualtory Authority (FINRA).  Once its stock has been cleared for trading, the company will immediately begin negotiating with a log provider and working on a website.  We anticipate having a letter of understanding with a log supplier within three months.  We will then begin design on our website in consultation with our log supplier.  We hope to have a signed contract and a substantially complete website by six months after the company’s stock has been cleared for trading. </r>

Throughout the remaining six months of the first year of operation we will be contacting Asian builders and developers in an effort to build relations for a formal working relationship.  Our president travels to Asia several times a year and he will use these trips to conduct meetings with potential business associates and customers.

We expect to have made a modest presence in the Asian marketplace by the end of the first year of operations with a fully functional website and working relations with several existing successful Asian builders.

Throughout the S-1 application process and during the duration of the offering period, the Company’s president has committed to lending the Company any funds necessary to meet its ongoing financial obligations.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters, and Control Persons

Set forth below is the name and age of each individual who was a director or executive officer of GreenChoice as of the date of this Prospectus, together with all positions and offices of the Company held by each and the term of office and the period during which each has served:

Name	Age	Position with the Company	Term Of Office
Merlyn Kirk	66	President/Secretary/Treasurer/Director	February 9, 2010 - Present

Biographical Information

Merlyn Kirk, Founder, sole Director, President, Secretary and Treasurer. Age 66.  Term of service commenced February 9, 2010, effective for one year – renewable.

Mr. Kirk has many years of successful experience as a developer, building contractor and realtor.  He has worked in this industry since 1972.  He was the president of Bremco Construction from 1972 to 1982.  He also worked for Nelson Homes for several years and is currently president of Summitt Log Homes, a Canadian Corporation which he has operated for nearly ten years.  The only business activity Mr. Kirk has been engaged in the last five years has been in the operation of Summitt Log Homes.  Summitt Log Homes is a Canadian corporation solely owned and operated by Mr. Kirk.  Mr. Kirk is the President and Chief Executive Officer of the Canadian firm.

In addition to Mr. Kirk’s experience and network of business contacts in Canada, he has also visited over forty countries and built an extensive network of international business relationships.

<r>Mr. Kirk is in a position and willing to devote seventy- five percent (75%) of his working day to GreenChoice responsibilities.  He will continue to take the leading role in managing the Company, until the stock has been registered and the Company has retained full time professional management. </r>

Executive Compensation

(a) The following table sets forth information concerning the total compensation paid or accrued by us from the time the Company was incorporated, February 9, 2010, to the fiscal year ended April 30, 2010, to (i) all individuals that served as our principal executive officer or acted in a similar capacity for us at any time during the fiscal year ended April 30, 2010; (ii) all individuals that served as our principal financial officer or acted in a similar capacity for us at any time during the fiscal year ended April 30, 2010; and (iii) all individuals that served as executive officers of ours at any time during the fiscal year ended April 30, 2010, that received annual compensation during the fiscal year ended April 30, 2010.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Merlyn Kirk Founder, Sole Officer and Director	2010	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company's officer, director, and persons who own more than five percent of the Company's common stock as of April 30, 2010.  Under relevant provisions of the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security.  A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership in 60 days.  More than one person may be deemed to be a beneficial owner of the same securities.  The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of our common stock as of April 30, 2010.

Amount and Nature of Beneficial Ownership as of April 30, 2010.

Name of Beneficial Owner of Common Shares	Address of Beneficial Owner of common Shares	Number of Common Shares Owned	Percentage of Issued and Outstanding Common Shares
Merlyn Kirk Director, President, Secretary, Treasurer	527 – 18th Ave. NW, Calgary AB	1,500,000	100%
Officers and Directors as a whole (1)		1,500,000	100%

Certain Relationships and Related Transactions and Director Independence

<r>Within the past five (5) years, Merlyn would be considered a promoter within the definition of Item 404(d) of Regulation S-K.. </r>

<r>Other than the issuance of stock to the Company’s President, there have been no transactions since inception or any currently proposed transaction in which the Company was or is to be a participant which amount of such transaction exceeded the lesser of $120,000 or 1% of the average of the registrant’s total assets at the year end and in which any related person had or will have a direct or indirect material interest. While our President has contacts with potential suppliers of products, there are no formal or informal agreements which would be deemed related party transactions within the meaning of Item 404(d) of Regulation S-X. </r>

Director Independence

Our Board of Directors has determined that it does not have a member that is “independent” as the term is used in Item 7(d) (3) (iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Item 11A.  Material Changes

None.

<r>Item 12.  Incorporation of Certain Information by Reference</r>

None

Item 12A.  Disclosure of Commission Position of Indemnification For Securities Act Liabilities

Our director and officer is indemnified as provided by the Nevada Revised Statutes and our bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is against public policy as expressed in the Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The Registrant estimates that expenses in connection with the distribution described in this Registration Statement will be as shown below.  All expenses incurred with respect to the distribution will be paid by the Company.

SEC registration fee

$

7.13

Accounting fees and expenses

12,000.00

Legal fees and expenses

10,000.00

Total

$   22,007.13

Item 14.  Indemnification of Directors and Officers

No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.  The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The Bylaws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of the Company are accountable to the Company as fiduciaries, which mean they are required to exercise good faith and fairness in all dealings affecting the Company.  In the event that a stockholder believes the officers and/or directors have violated their fiduciary duties to the Company, the stockholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the stockholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.  Stockholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company.

Item 15.  Recent Sales of Unregistered Securities

On February 10, 2010, the Company accepted a subscription agreement for 1,500,000 shares at $0.01 per share from its sole officer and director, Merlyn Kirk.  Funds under the subscription were received after the year end and have been used for legal, accounting and start-up expenses, and to repay the shareholder loan.  This sale was exempt from registration under Section 4(2) of the Securities Exchange Act.  These shares were issued to our sole officer and director in consideration for the payment of start-up expenses, and bear a restrictive legend.

 Item 16.  Exhibits And Financial Schedules

Exhibits

The following documents are attached hereto as exhibits:

<r>Exhibit No.	Document	Location
3.1	Articles of Incorporation	Previously Filed
3.2	Bylaws	Previously Filed
4.1	Stock Certificate of GreenChoice (Specimen)	*
5.1	Legal Opinion	Attached
23.1	Consent of Independent Accountant	Attached
23.2	Consent of Counsel	Included in Ex. 5.1
99.1	Stock Subscription Agreement (Sample)	Previously Filed

*A Specimen Stock Certificate will be filed as an exhibit to a future amendment, upon retention of a transfer agent. </r>

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a) (3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.

Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (Sec. 230-424);

ii.

Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

v.

This prospectus shall be deemed to be part of and included in this Registration Statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

 (5)  That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

<r>Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Province of Alberta on September _____, 2010. </r>

GREENCHOICE INTERNATIONAL, INC.

<r>

/s/ Merlyn Kirk

Merlyn Kirk, President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Principal Accounting Officer</r>

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the dates indicated.

<r>/s/ Merlyn Kirk

Merlyn Kirk, President, Secretary, Treasurer, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer</r>